FIRST AMENDMENT TO

                           EMPLOYMENT AGREEMENT


     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into as of the 1st day of April, 1995, by and between LIVE ENTERTAINMENT INC., a Delaware corporation ("Company"), and MICHAEL
J. WHITE ("Employee").

                                 RECITALS:

     WHEREAS, Company and Employee entered into that certain
Employment Agreement dated as of February 1, 1994 (the
"Agreement"); and

     WHEREAS, Company and Employee desire to modify the Agreement in certain respects.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is hereby CONTRACTED, COVENANTED and AGREED as follows, to wit:

     1. Section 3.2.2 (i) of the Agreement shall be deleted and shall be replaced in its entirety by the following:

          "(i) a total of $250,000, paid in equal installments on Company's regular pay dates, and"

     2. Except as modified hereby, the Agreement shall remain unmodified and in full force and effect. In the event of any conflict between the terms of the Agreement and the terms of this First Amendment, the terms of this First Amendment shall control.

     IN WITNESS WHEREOF, the parties have executed this First
Amendment to Employment Agreement as of the day and year first above written.

LIVE ENTERTAINMENT INC.



By:

     Roger A. Burlage                        Michael J. White
     President and Chief Executive Officer